EXHIBIT 23.2



                        Consent of Ernst & Young LLP


            We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-8) of Sterling Commerce, Inc. (the "Company"), pertaining to the Sterling Commerce, Inc. 1999 Stock Option Plan, of our report dated November 17, 1998, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K) for the fiscal year ended September 30, 1998, filed with the Securities and Exchange Commission.




                                                /s/ ERNST & YOUNG LLP


Dallas, Texas
May 6, 1999